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Exhibit 99 to Current Report on Form 8-K

News Release From:

Dotronix, Inc.
(OTC Bulletin Board: DOTX)

FOR IMMEDIATE RELEASE: August 22, 2003

DOTRONIX Inc. withdraws previously filed Form 15 to De-register its Common Stock with the Securities and Exchange Commission

  ST. PAUL, August 22, 2003...Dotronix, Inc. (OTC BULLETIN BOARD: DOTX) announced today that it has withdrawn its previously-filed notice of termination of registration under the Securities Exchange Act of 1934. Accordingly, its duty to make quarterly and other filings with the SEC no longer is suspended.

  The Company took this action at the request of a potential third-party financing source with which it is engaged in talks. If these talks do not result in an agreement, the Company may choose to re-file its Form 15 notice of termination of registration.

Contact information: Robert V. Kling
651-633-1742

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Exhibit 99 to Current Report on Form 8-K
Dotronix, Inc. (OTC Bulletin Board: DOTX)